UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	65-0841549
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

As of July 31, 2007, Dennis and Jacqueline McGuire, our Chief Executive Officer and Senior Vice President of Administration respectively, agreed to lend Ecosphere Technologies, Inc. (“Ecosphere”) up to $300,000. As of the date of this Report, Ecosphere has borrowed $200,000 from the McGuires. Ecosphere issued the McGuires an 8% convertible note convertible into shares of Ecosphere’s common stock. The note is due upon the earlier of (i) the closing of the binding letter of intent with Luxor Capital Group LP (“Luxor”) for the sale of assets of UltraStrip Envirobotic Solutions, Inc. (“UltraStrip”) reported in a Form 8-K filed July 31, 2007 or (ii) January 27, 2008. The note is convertible at $0.48 per share (limited by the amount borrowed) unless the Luxor sale closes, in which case it is convertible at $0.15 per share.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the Management Compensation Adjustment Plan (the “Plan”) adopted in May 2006, Ecosphere’s management team agreed to reduced salaries in exchange for options exercisable at $0.83 per share and commissions from a transaction like the Luxor sale. The members of the management team listed below have agreed to accept the following equity in lieu of cash commissions, which was approved by Ecosphere’s Board of Directors on July 31, 2007:

Name	Title	Amount of Commissions Converted	Equity

Dennis McGuire	Chief Executive Officer	$232,050	1,547,000 shares of common stock
James C. Rushing III	Chief Financial Officer	$ 77,350	515,667 options
Michael R. Donn, R.	Executive Vice President	$ 77,350	515,667 options
Stephen R. Johnson	President of UltraStrip Envirobotic Solutions, Inc.	$232,050	1,547,000 options
John Odwazny	Chief Operating Officer of UltraStrip Envirobotic Solutions, Inc.	$154,700	1,031,333 shares of common stock

The Board of Directors made the above grants outside of the 2006 Equity Incentive Plan. The price of $0.48 per share by the Board of Directors was used to calculate the equity awards. Provided, if the Luxor sale closes, the price of $0.15 shall be used since, upon such closing, the exercise price of Ecosphere’s senior convertible debentures and the exercise and conversion price of some other securities will be reduced to $0.15. The table uses $0.15 per share since if there is no Luxor closing, no commissions will be owed. Each executive was given the choice to receive stock options or common stock. The shares and options will be fully vested and will be exercisable for five years. The table reflects their election. This change was made by Ecosphere and the executives in order to conserve available cash funding for Ecosphere’s operations assuming the Luxor sale closes.

Item 8.01

Other Events

If the Luxor sale is consummated, the Luxor letter of intent envisions the buyer entering into employment agreements with UltraStrip’s existing senior management team. Therefore, Ecosphere expects that Stephen R. Johnson, UltraStrip’s President and a director of Ecosphere, and John Odwazny, a key employee of UltraStrip, will enter into employment agreements with Luxor and will cease to be employees of UltraStrip.

Because some of the stock options held by Messrs. Johnson or Odwazny must be exercised within 90 days of termination of employment, Ecosphere’s Board of Directors extended the exercise period for 24 months from the date each ceases to be an UltraStrip employee. Provided, however, that such extension will not extend the expiration date of 400,000 $3.00 options held by Mr. Odwazny which expire December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ JAMES C. RUSHING III
James C. Rushing III Chief Financial Officer

Date: August 6, 2007

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